EXHIBIT 99.1

First Mid Bancshares, Inc. Announces Second Quarter 2026 Results

MATTOON, Ill., July 23, 2026 (GLOBE NEWSWIRE) -- First Mid Bancshares, Inc. (NASDAQ: FMBH) (the “Company”) today announced its financial results for the quarter ended June 30, 2026.

Highlights

  Net income of $27.8 million, or $1.04 diluted EPS
  Adjusted quarterly net income* of $33.4 million, or $1.26 diluted EPS
  Successfully completed the bank merger of Two Rivers Bank & Trust (“Two Rivers”) into First Mid Bank & Trust (“First Mid”)
  Total loans of $6.93 billion, quarterly decrease of $9.9 million
  Total deposits of $7.57 billion, quarterly increase of $23.9 million
  Tangible book value per share* increased 3.7% during the quarter to $31.15
  Net interest margin, tax equivalent* expanded to 3.79%, quarterly increase of 1 basis point
  Quarterly adjusted return on average assets* of 1.45%
  Repurchased 21,872 shares and the Board of Directors declared a $0.01 increase in the quarterly dividend to $0.26 per share

“First Mid delivered strong results for the period, highlighted by a record high quarter of earnings and a successful integration with Two Rivers. Despite the nonrecurring expenses tied to the integration, we grew our tangible book value at a solid pace and continued to deploy capital to build long-term shareholder value through opportunistic share repurchases, increasing our dividend, and paying off higher cost subordinated debt. The employees and customers of Two Rivers have embraced us like no other and I am really excited about our future,” said Matthew Smith, Chief Executive Officer.

Net Interest Income
Net interest income for the second quarter of 2026 was $79.7 million, an increase of $8.9 million compared to the first quarter of 2026. The increase was primarily driven by the inclusion of two additional months of Two Rivers’ results as compared to the first quarter, repricing benefits from retention of maturing loans at higher rates, and prudent deployment and management of cash coming off the investment portfolio and on the balance sheet. Accretion income for the second quarter was $3.8 million, an increase of $0.4 million compared to the prior quarter, primarily due to the additional months from Two Rivers.

In comparison to the second quarter of 2025, net interest income increased $15.8 million, or 24.7%. Interest income was higher by $21.5 million, inclusive of a $0.4 million increase in accretion income. Interest expense was higher by $5.7 million compared to the second quarter of last year primarily from higher overall deposit balances including the addition of Two Rivers.

Net Interest Margin
Net interest margin, on a tax equivalent basis*, was 3.79% for the second quarter of 2026 representing an increase of 1 basis point over the prior quarter. The yield on earning assets improved by 9 basis points for the second quarter while the average cost of funds increased 8 basis points with the additional months from Two Rivers and overall deposit pricing competition.

Loan Portfolio
Total loans ended the quarter at $6.93 billion, representing a decrease of $9.9 million for the quarter on a combination of elevated payoffs and disciplined pricing decisions. The decrease for the quarter was primarily in multifamily residential properties and agricultural operating loans. The decline in the multifamily portfolio primarily occurred from collateral sales and subsequent payoffs. Both declines occurred in legacy markets and were not Two Rivers related. The Iowa loan portfolio balances have remained steady.

Asset Quality
Asset quality for the quarter was consistent with the prior period as the allowance for credit losses (“ACL”) ended the period at $87.0 million and the ACL to total loans ratio was 1.25%, which was in line with the first quarter of 2026. In addition to the overall ACL, an unearned discount of $40.9 million remains at quarter end. Provision expenses were recorded in the amount of $1.5 million and net charge-offs totaled $1.4 million during the quarter.

Overall criticized assets declined by $9.7 million during the quarter. Special mention loans decreased by $40.5 million to $139.2 million. Substandard loans increased by $30.8 million to $139.9 million. The migration from special mention to substandard was primarily from downgrades in the agricultural segment. This continues to be driven by strained cash flows; however borrower balance sheets remain strong, with no significant losses anticipated from this segment. At the end of the second quarter, non-performing loans totaled $41.3 million, a decrease of $2.8 million during the quarter. The ratio of non-performing loans to total loans was 0.60%, which was a decrease from 0.63% in the prior quarter. The ACL to non-performing loans ratio was 211%, an increase from the prior quarter primarily from the decline in non-performing loans in the quarter. The ratio of non-performing assets to total assets decreased from 0.53% in the prior quarter to 0.51% in the current period.

Deposits
Total deposits ended the quarter at $7.57 billion, which represented an increase of $23.9 million from the prior quarter. Money market accounts had the largest growth compared to the prior quarter with a $66.4 million increase. The average cost of interest-bearing deposits for the quarter was 1.98%, an increase of 8 basis points from the end of the previous quarter, partially due to two additional months of Two Rivers as well as continued deposit pricing competition.

Non-Interest Income
Non-interest income for the second quarter of 2026 was $28.8 million compared to $26.4 million in the prior quarter and $23.6 million in the second quarter of 2025.

Wealth management revenues for the quarter were $8.2 million. Revenues increased $1.8 million compared to the first quarter which included two additional months of Two Rivers wealth management revenues. Overall Ag Services revenue was $1.9 million in the period compared to $2.5 million in the prior quarter and $2.3 million in the second quarter of 2025. Insurance commissions for the quarter were $8.9 million, which was an increase of $1.0 million compared to the second quarter of 2025. Second quarter insurance commissions were $1.9 million lower than the first quarter due to the seasonality of contingent revenues.

Non-Interest Expenses
Non-interest expense for the second quarter of 2026 totaled $70.6 million compared to $60.7 million in the first quarter of 2026. During the quarter, acquisition-related expenses related to Two Rivers totaled $7.1 million. In addition to one-time merger-related expenses, the Company’s annual merit and promotional cycle occurred in April leading to an increase in salaries and benefits expense.

The Company’s efficiency ratio*, as adjusted in the non-GAAP reconciliation table herein, for the second quarter of 2026 was 54.39% compared to 55.86% in the prior quarter and 58.09% for the same period last year.

Capital Levels and Dividend
The Company’s capital levels remained strong and above the “well capitalized” levels. Capital levels ended the period as follows:

Total capital to risk-weighted assets	15.41%
Tier 1 capital to risk-weighted assets	13.87%
Common equity tier 1 capital to risk-weighted assets	13.40%
Leverage ratio	10.92%

Tangible book value per share* increased $1.11, or 3.7% during the second quarter of 2026. The increase was driven by earnings and a decrease of $3.9 million in the unrealized loss position in the Company’s investment portfolio. During the quarter, the Company paid off $27.5 million of subordinated debt with $7.5 million in cash on hand and $20.0 million from a new term note financed at a lower rate.

The Company’s Board of Directors approved an increase of $0.01 to its quarterly dividend to $0.26 payable on September 1st, 2026 to the shareholders of record as of August 18th, 2026.

About First Mid: First Mid Bancshares, Inc. (“First Mid”) is the parent company of First Mid Bank & Trust, N.A., First Mid Insurance Group, Inc., and First Mid Wealth Management Co. First Mid is a $9.2 billion community-focused organization that provides a full-suite of financial services including banking, wealth management, brokerage, Ag services, and insurance through a sizeable network of locations throughout Illinois, Missouri, Texas, Wisconsin, and Iowa and a loan production office in the greater Indianapolis area. Together, our First Mid team takes great pride in providing solutions and services to the customers and communities and has done so over the last 160 years. More information about the Company is available on our website at www.firstmid.com.

*Non-GAAP Measures: In addition to reports presented in accordance with generally accepted accounting principles (“GAAP”), this release contains certain non-GAAP financial measures. The Company believes that such non-GAAP financial measures provide investors with information useful in understanding the Company’s financial performance. Readers of this release, however, are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported. These non-GAAP financial measures are detailed as supplemental tables and include “Adjusted Net Income,” “Adjusted Diluted EPS,” “Efficiency Ratio,” “Net Interest Margin, tax equivalent,” “Tangible Book Value per Common Share,” “Adjusted Tangible Book Value per Common Share,” “Adjusted Return on Average Assets,” and “Adjusted Return on Average Common Equity”. Refer to non-GAAP reconciliation tables herein for reconciliation to comparable GAAP measures. While the Company believes these non-GAAP financial measures provide investors with a broader understanding of the capital adequacy, funding profile and financial trends of the Company, this information should be considered as supplemental in nature and not as a substitute to the related financial information prepared in accordance with GAAP. These non-GAAP financial measures may also differ from the similar measures presented by other companies.

Forward Looking Statements
This document may contain certain forward-looking statements about First Mid Bancshares, Inc. (the “Company”), such as discussions of the completed merger of Two Rivers Bank & Trust (“Two Rivers”) into First Mid Bank & Trust (“First Mid”), the Company’s pricing and fee trends, credit quality and outlook, liquidity, new business results, expansion plans, anticipated expenses, capital management, and planned schedules. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions.

Actual results could differ materially from the results indicated by these statements because the realization of those results is subject to many risks and uncertainties, including, among other things, changes in interest rates; general economic conditions and those in the market areas of the Company and First Mid; legislative and/or regulatory changes; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality or composition of the Company’s loan or investment portfolios and the valuation of those investment portfolios; demand for loan products; deposit flows; competition; demand for financial services in the market areas of the Company and First Mid; and accounting principles, policies and guidelines.

Additional information concerning the Company, including additional factors and risks that could materially affect the Company’s financial results, is included in the Company’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made.

Except as required under the federal securities laws or the rules and regulations of the SEC, the Company does not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

Investor Contact:
Austin Frank
SVP, Director of Investor Relations
217-258-5522
afrank@firstmid.com

Jordan Read
Chief Financial and Risk Officer
217-258-3528
jread@firstmid.com

– Tables Follow –

FIRST MID BANCSHARES, INC.
Condensed Consolidated Balance Sheets
(In thousands, unaudited)
	As of

	June 30,	December 31,	June 30,
	2026	2025	2025

Assets
Cash and cash equivalents	$303,853	$254,920	$190,017
Investment securities	1,290,563	1,085,499	1,085,701
Loans (including loans held for sale)	6,934,342	6,011,374	5,766,999
Less allowance for credit losses	(86,989)	(74,875)	(71,160)
Net loans	6,847,353	5,936,499	5,695,839
Premises and equipment, net	101,879	90,782	97,740
Goodwill and intangibles, net	273,456	253,016	255,547
Bank Owned Life Insurance	187,134	174,915	172,333
Other assets	205,729	171,027	183,298
Total assets	$9,209,967	$7,966,658	$7,680,475

Liabilities and Stockholders' Equity
Deposits:
Non-interest bearing	$1,486,592	$1,392,534	$1,321,446
Interest bearing	6,084,952	5,002,739	4,868,753
Total deposits	7,571,544	6,395,273	6,190,199
Repurchase agreements with customers	196,991	196,716	193,941
Other borrowings	209,567	270,000	245,000
Junior subordinated debentures	32,705	24,454	24,384
Subordinated debt	34,077	60,008	79,590
Other liabilities	63,339	61,515	53,221
Total liabilities	8,108,223	7,007,966	6,786,335

Total stockholders' equity	1,101,744	958,692	894,140
Total liabilities and stockholders' equity	$9,209,967	$7,966,658	$7,680,475

FIRST MID BANCSHARES, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data and share amounts, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Interest income:
Interest and fees on loans	$102,668	$84,784	$193,654	$164,702
Interest on investment securities	9,375	6,895	17,260	13,672
Interest on federal funds sold & other deposits	2,841	1,722	4,590	2,586
Total interest income	114,884	93,401	215,504	180,960
Interest expense:
Interest on deposits	30,328	24,964	55,102	48,686
Interest on securities sold under agreements to repurchase	1,030	1,218	2,055	2,398
Interest on other borrowings	2,579	2,043	4,977	3,874
Interest on subordinated debt	710	849	1,880	1,798
Interest on jr. subordinated debentures	578	464	1,046	932
Total interest expense	35,225	29,538	65,060	57,688
Net interest income	79,659	63,863	150,444	123,272
Provision for credit losses	1,545	2,567	4,143	4,219
Net interest income after provision for credit losses	78,114	61,296	146,301	119,053
Non-interest income:
Wealth management revenues	8,206	5,394	14,581	11,205
Insurance commissions	8,870	7,840	19,677	17,765
Service charges	3,459	2,995	6,539	5,896
Net securities gains/(losses)	63	0	83	(181)
Mortgage banking revenues	814	1,070	1,535	1,781
ATM/debit card revenue	4,799	4,636	8,934	8,282
Other	2,622	1,658	3,925	3,709
Total non-interest income	28,833	23,593	55,274	48,457
Non-interest expense:
Salaries and employee benefits	38,460	33,623	73,476	65,371
Net occupancy and equipment expense	10,892	7,869	20,718	16,348
Net other real estate owned expense	218	75	430	176
FDIC insurance	1,063	873	2,003	1,722
Amortization of intangible assets	3,878	3,121	7,179	6,352
Stationery and supplies	311	367	613	798
Legal and professional expense	2,760	2,757	5,460	5,833
ATM/debit card expense	2,218	1,144	4,025	2,975
Marketing and donations	818	777	1,642	1,629
Other	10,009	4,156	15,806	8,030
Total non-interest expense	70,627	54,762	131,352	109,234
Income before income taxes	36,320	30,127	70,223	58,276
Income taxes	8,531	6,689	16,107	12,667
Net income	$27,789	$23,438	$54,116	$45,609

Per Share Information
Basic earnings per common share	$1.05	$0.98	$2.11	$1.91
Diluted earnings per common share	1.04	0.98	2.10	1.90

Weighted average shares outstanding	26,458,805	23,867,592	25,622,671	23,863,229
Diluted weighted average shares outstanding	26,604,784	23,988,974	25,754,019	23,974,183

FIRST MID BANCSHARES, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data and share amounts, unaudited)

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025
Interest income:
Interest and fees on loans	$102,668	$90,986	$86,972	$87,020	$84,784
Interest on investment securities	9,375	7,885	7,552	7,659	6,895
Interest on federal funds sold & other deposits	2,841	1,749	1,371	1,456	1,722
Total interest income	114,884	100,620	95,895	96,135	93,401
Interest expense:
Interest on deposits	30,328	24,774	24,462	25,179	24,964
Interest on securities sold under agreements to repurchase	1,030	1,025	987	1,105	1,218
Interest on other borrowings	2,579	2,398	2,341	2,186	2,043
Interest on subordinated debt	710	1,170	1,142	850	849
Interest on jr. subordinated debentures	578	468	433	452	464
Total interest expense	35,225	29,835	29,365	29,772	29,538
Net interest income	79,659	70,785	66,530	66,363	63,863
Provision for credit losses	1,545	2,598	2,349	3,353	2,567
Net interest income after provision for credit losses	78,114	68,187	64,181	63,010	61,296
Non-interest income:
Wealth management revenues	8,206	6,375	6,591	5,145	5,394
Insurance commissions	8,870	10,807	7,441	7,089	7,840
Service charges	3,459	3,080	3,161	3,240	2,995
Net securities gains/(losses)	63	20	(398)	(1,930)	0
Mortgage banking revenues	814	721	624	1,255	1,070
ATM/debit card revenue	4,799	4,135	3,947	4,182	4,636
Other	2,622	1,303	319	3,928	1,658
Total non-interest income	28,833	26,441	21,685	22,909	23,593
Non-interest expense:
Salaries and employee benefits	38,460	35,016	35,674	33,570	33,623
Net occupancy and equipment expense	10,892	9,826	11,035	9,196	7,869
Net other real estate owned expense	218	212	146	217	75
FDIC insurance	1,063	940	880	874	873
Amortization of intangible assets	3,878	3,301	2,963	3,128	3,121
Stationery and supplies	311	302	561	411	367
Legal and professional expense	2,760	2,700	2,459	2,454	2,757
ATM/debit card expense	2,218	1,807	1,918	2,052	1,144
Marketing and donations	818	824	760	959	777
Other	10,009	5,797	(529)	4,285	4,156
Total non-interest expense	70,627	60,725	55,867	57,146	54,762
Income before income taxes	36,320	33,903	29,999	28,773	30,127
Income taxes	8,531	7,576	6,321	6,311	6,689
Net income	$27,789	$26,327	$23,678	$22,462	$23,438

Per Share Information
Basic earnings per common share	$1.05	$1.06	$0.99	$0.94	$0.98
Diluted earnings per common share	1.04	1.06	0.99	0.94	0.98

Weighted average shares outstanding	26,458,805	24,777,247	23,891,160	23,876,020	23,867,592
Diluted weighted average shares outstanding	26,604,784	24,893,802	24,000,061	23,997,198	23,988,974

FIRST MID BANCSHARES, INC.
Consolidated Financial Highlights and Ratios
(Dollars in thousands, except per share data)
(Unaudited)
	As of and for the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025

Loan Portfolio
Construction and land development	$361,748	$316,723	$360,687	$336,795	$298,812
Farm real estate loans	422,537	400,783	373,408	367,473	381,517
1-4 Family residential properties	733,869	734,053	489,854	495,537	495,787
Multifamily residential properties	390,847	456,185	339,482	330,549	360,604
Commercial real estate	2,923,176	2,948,024	2,564,670	2,432,180	2,393,640
Loans secured by real estate	4,832,177	4,855,768	4,128,101	3,962,534	3,930,360
Agricultural operating loans	356,814	370,931	308,275	311,594	306,374
Commercial and industrial loans	1,502,951	1,499,079	1,381,598	1,349,863	1,324,653
Consumer loans	35,478	39,597	31,918	36,317	41,604
All other loans	206,922	178,901	161,482	163,730	164,008
Total loans	6,934,342	6,944,276	6,011,374	5,824,038	5,766,999

Deposit Portfolio
Non-interest bearing demand deposits	$1,486,592	$1,489,747	$1,392,534	$1,450,244	$1,321,446
Interest bearing demand deposits	2,435,498	2,394,069	2,095,370	1,901,516	1,947,744
Savings deposits	711,999	781,451	639,412	617,311	632,925
Money Market	1,373,685	1,307,240	1,138,464	1,184,964	1,206,140
Time deposits	1,563,770	1,575,132	1,129,493	1,135,508	1,081,944
Total deposits	7,571,544	7,547,639	6,395,273	6,289,543	6,190,199

Asset Quality
Non-performing loans	$41,293	$44,074	$31,948	$22,199	$21,895
Non-performing assets	47,098	49,621	34,807	23,670	23,572
Net charge-offs (recoveries)	1,370	1,500	399	1,588	1,458
Allowance for credit losses to non-performing loans	210.66%	196.98%	234.37%	328.51%	325.00%
Allowance for credit losses to total loans outstanding	1.25%	1.25%	1.25%	1.25%	1.23%
Nonperforming loans to total loans	0.60%	0.63%	0.53%	0.38%	0.38%
Nonperforming assets to total assets	0.51%	0.53%	0.44%	0.30%	0.31%
Special Mention loans	139,154	179,648	120,510	61,195	81,815
Substandard and Doubtful loans	139,902	109,127	79,956	75,309	39,031

Common Share Data
Common shares outstanding	26,594,524	26,609,307	23,986,299	23,996,833	23,988,845
Book value per common share	$41.43	$40.46	$39.97	$38.85	$37.27
Tangible book value per share (1)	31.15	30.04	29.42	28.21	26.62
Tangible book value per share excluding other comprehensive income at period end (1)	35.09	34.12	33.64	32.79	32.07
Market price of stock	48.09	41.19	39.00	37.88	37.49

Key Performance Ratios and Metrics
End of period earning assets	$8,496,204	$8,574,933	$7,325,978	$7,101,811	$6,924,934
Average earning assets	8,520,559	7,670,723	7,168,176	7,014,675	6,975,783
Average rate on average earning assets (tax equivalent)	5.45%	5.36%	5.35%	5.48%	5.41%
Average rate on cost of funds	1.75%	1.67%	1.71%	1.75%	1.75%
Net interest margin (tax equivalent) (1)	3.79%	3.78%	3.73%	3.80%	3.72%
Return on average assets	1.20%	1.26%	1.21%	1.17%	1.20%
Adjusted return on average assets (1)	1.45%	1.37%	1.30%	1.21%	1.23%
Return on average common equity	10.19%	10.45%	10.01%	9.95%	10.52%
Adjusted return on average common equity (1)	12.25%	11.29%	10.71%	10.34%	10.80%
Efficiency ratio (tax equivalent) (1)	54.39%	55.86%	57.55%	58.75%	58.09%
Full-time equivalent employees	1,316	1,335	1,170	1,178	1,190

[1] Non-GAAP financial measure. Refer to reconciliation to the comparable GAAP measure.

FIRST MID BANCSHARES, INC.
Net Interest Margin
(Dollars in thousands, unaudited)

	For the Quarter Ended June 30, 2026
	QTD Average		Average
	Balance	Interest	Rate
INTEREST EARNING ASSETS
Interest bearing deposits	$328,363	$2,801	3.42%
Federal funds sold	793	6	3.03%
Certificates of deposits investments	3,350	34	4.07%
Investment Securities	1,247,888	9,868	3.16%
Loans (net of unearned income)	6,940,165	102,976	5.95%

Total interest earning assets	8,520,559	115,685	5.45%

NONEARNING ASSETS
Other nonearning assets	793,920
Allowance for loan losses	(87,449)

Total assets	$9,227,030

INTEREST BEARING LIABILITIES
Demand deposits	$3,855,881	$17,237	1.79%
Savings deposits	757,972	464	0.25%
Time deposits	1,543,651	12,628	3.28%
Total interest bearing deposits	6,157,504	30,329	1.98%
Repurchase agreements	200,906	1,030	2.06%
FHLB advances	242,163	2,115	3.50%
Subordinated debt	36,897	710	7.72%
Jr. subordinated debentures	34,045	578	6.81%
Other debt	37,149	464	5.01%
Total borrowings	551,161	4,897	3.56%
Total interest bearing liabilities	6,708,665	35,226	2.11%

NONINTEREST BEARING LIABILITIES
Demand deposits	1,365,854	Avg Cost of Funds	1.75%
Other liabilities	62,134
Stockholders' equity	1,090,377

Total liabilities & stockholders' equity	$9,227,030

Net Interest Earnings / Spread		$80,459	3.34%

Tax effected yield on interest earning assets			3.79%

Net interest margin, tax equivalent is a non-GAAP financial measure. Refer to reconciliation to the comparable GAAP measure.

FIRST MID BANCSHARES, INC.
Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands, except per share data, unaudited)

	As of and for the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025

Net interest income as reported	$79,659	$70,785	$66,530	$66,363	$63,863
Net interest income, (tax equivalent)	80,459	71,581	67,314	67,143	64,634
Average earning assets	8,520,559	7,670,723	7,168,176	7,014,675	6,975,783
Net interest margin (tax equivalent)	3.79%	3.78%	3.73%	3.80%	3.72%

Common stockholder's equity	$1,101,744	$1,076,626	$958,692	$932,179	$894,140
Goodwill and intangibles, net	273,456	277,347	253,016	255,217	255,547
Common shares outstanding	26,595	26,609	23,986	23,997	23,989
Tangible Book Value per common share	$31.15	$30.04	$29.42	$28.21	$26.62
Accumulated other comprehensive loss (AOCI)	(104,824)	(108,708)	(101,301)	(110,012)	(130,710)
Adjusted tangible book value per common share	$35.09	$34.12	$33.64	$32.79	$32.07

FIRST MID BANCSHARES, INC.
Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands, except per share data, unaudited)

	As of and for the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025
Adjusted earnings Reconciliation
Net Income - GAAP	$27,789	$26,327	$23,678	$22,462	$23,438
Adjustments (post-tax) (1)
Net (gain)/loss on securities sales	(50)	(16)	314	1,525	-
Net loss on subordinated debt repayment	74	-	237	-	-
Net loss on other investments	-	422	349	-	-
Technology project expenses	-	25	761	360	246
Net gain on real estate	-	-	(443)	(1,033)	-
Severance expense	-	-	-	15	-
Integration and acquisition expenses	5,586	1,690	434	13	3
Total adjustments (non-GAAP)	$5,610	$2,122	$1,652	$880	$249

Adjusted earnings - non-GAAP	$33,399	$28,449	$25,330	$23,342	$23,687
Adjusted diluted earnings per share (non-GAAP)	$1.26	$1.14	$1.06	$0.97	$0.99
Adjusted return on average assets (non-GAAP)	1.45%	1.37%	1.30%	1.21%	1.23%
Adjusted return on average common equity (non-GAAP)	12.25%	11.29%	10.71%	10.34%	10.80%

Efficiency Ratio Reconciliation
Noninterest expense - GAAP	$70,627	$60,725	$55,867	$57,146	$54,762
Other real estate owned property income (expense)	(218)	(212)	(76)	(217)	(75)
Amortization of intangibles	(3,878)	(3,301)	(2,963)	(3,128)	(3,121)
Gain/(loss) on real estate	-	-	560	(95)	-
Severance expense	-	-	-	(19)	-
Technology project expense	-	(32)	(963)	(456)	(311)
Integration and acquisition expenses	(7,071)	(2,139)	(549)	(17)	(4)
Adjusted noninterest expense (non-GAAP)	$59,460	$55,041	$51,876	$53,214	$51,251

Net interest income -GAAP	$79,659	$70,785	$66,530	$66,363	$63,863
Effect of tax-exempt income (1)	800	796	784	780	771
Adjusted net interest income (non-GAAP)	$80,459	$71,581	$67,314	$67,143	$64,634

Noninterest income - GAAP	$28,833	$26,441	$21,685	$22,909	$23,593
Gain on real estate sales	-	-	-	(1,403)	-
Net (gain)/loss on securities sales	(63)	(20)	398	1,930	-
Net loss on subordinated debt repayment	94	-	300	-	-
Net loss on other investments	-	534	442	-	-
Adjusted noninterest income (non-GAAP)	$28,864	$26,955	$22,825	$23,436	$23,593

Adjusted total revenue (non-GAAP)	$109,323	$98,536	$90,139	$90,579	$88,227

Efficiency ratio (non-GAAP)	54.39%	55.86%	57.55%	58.75%	58.09%

(1) Nonrecurring items (post-tax) and tax-exempt income are calculated using an estimated effective tax rate of 21%.